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                                                                   EXHIBIT 99(B)

                              RAYCHEM CORPORATION

               FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1994

     Participating Subsidiaries in the 1985 Supplemental Employee Stock Purchase Plan for employees of certain subsidiaries.

The following subsidiaries of Raychem Corporation have been designated by the Administrator to participate in the Plan:
Raychem Ltd.
Raychem Aktie Bolag
Raychem A/S (Norway)
Raychem Canada Limited
Raychem Industrial y Comercial Limitada
Raychem International, Limited
Raychem Mexico S.A.
Raychem Produtos Irradiados Limitada
Raychem S.A. Industrial y Comercial
Raychem Tecnologias, S.A. de C.V.
Raychem Technologies Limited
Raychem de Venezuela, C.A.